UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 27, 2012
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On November 27, 2012, the Board of Directors of Ohio Valley Banc Corp. declared a quarterly cash dividend of $0.21 per share on its common shares, payable on December 14, 2012 to shareholders of record on December 7, 2012.  The Board determined to declare and pay early the dividend that normally would be considered for payment in February 2013.

Thomas E. Wiseman, President and Chief Executive Officer, commented, “The prepayment of the first quarter 2013 dividend, in the fourth of quarter of 2012, is based on Ohio Valley Banc Corp.’s stable capital position, financial performance for the first nine months of 2012, and potential changes in tax rates that could adversely affect America’s taxpayers, including Ohio Valley Banc Corp.’s shareholders, in 2013.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	November 27, 2012	By:	/s/ Thomas E. Wiseman
Thomas E. Wiseman President and CEO